Exhibit 99

News Release

First Regional	1801 Century Park East
Bancorp	Century City, California 90067
Telephone (310) 552-1776
Facsimile (310) 552-1772

IMMEDIATE RELEASE

FIRST REGIONAL BANCORP REPORTS PROFITABLE THIRD QUARTER RESULTS

CAPITAL POSITION STRENGTHENS, REMAINS WELL-CAPITALIZED

CENTURY CITY, CALIFORNIA – October 30, 2008 – First Regional Bancorp (Nasdaq:FRGB), returned to profitable operations for the third quarter ended September 30, 2008.

For the three months ended September 30, 2008 net income was $1.2 million, equal to 9 cents per diluted share, compared with last year’s third quarter profit of $8.1 million, or 62 cents per diluted share.  Reflecting the Company’s loss in the second quarter of 2008, results for the first nine months of 2008 were a net loss of $12.6 million, or $1.07 per diluted share, versus a profit of $25.7 million, or $1.98 per diluted share, for the first nine months of 2007.  At September 30, 2008, total assets were $2.418 billion, up 14.6% from $2.110 billion one year earlier.  Total deposits grew 22.3% to $2.045 billion from $1.672 billion a year earlier, and net loans posted growth of 15.2% to $2.248 billion from $1.951 billion at September 30, 2007.  First Regional’s capital ratios strengthened further in the third quarter of 2008, and continue to exceed all financial ratio requirements under applicable regulations for “Well Capitalized” status, the highest level established by banking regulators.

H. Anthony Gartshore, President and Chief Executive Officer, commented: “We are pleased with First Regional’s prompt return to profitability in the third quarter despite the challenging economic times for financial institutions.   Much uncertainty remains regarding the economic environment in which we operate.  While operating margins are under pressure due to the Federal Reserve’s actions to reduce interest rates, our core earnings remain strong, Moreover, First Regional’s long-standing emphasis on capital strength continues to serve us well, enabling us to deal realistically with the economic environment while maintaining “well capitalized” capital ratios, the highest standard established by banking regulators.

Mr. Gartshore continued:  “First Regional’s third quarter profit comes against a backdrop of continued weakness in the real estate industry.  As noted in the past, we benefit from having avoided involvement in sub-prime mortgages and other exotic financial instruments, which are the source of much of the nation’s current economic woes.  However, there are few real estate, financial, or other economic segments which have escaped the current environment unscathed.  First Regional’s approach has always been to confront challenges fully, directly, and realistically.  We perform ongoing analyses of our loan portfolio and economic conditions, and make loan loss provisions as necessary.”

In the third quarter of 2008 First Regional made a $10.4 million provision to its loan loss reserve, which brought the loan loss reserve to $54.7 million, or 2.37% of gross loans at September 30, 2008.   In comparison,

the loan loss provision for the second quarter of 2008 was $44.7 million.  Nonperforming assets at the end of the third quarter of 2008 totaled $33.1 million, or 1.43% of gross loans and OREO, compared to $32.9 million (or 1.41% of gross loans and OREO) at June 30, 2008, and just $12,000 on September 30, 2007.

Mr. Gartshore added:  “We continue to provide our clients with financial strength and safety; efficient, cost-effective operation; and our unrivaled level of service.  That effort is made possible by our skilled and experienced management and our capable and professional staff.  These members of the First Regional team have the talent and experience to execute our strategy, confront the challenges, and capitalize on the opportunities that will undoubtedly arise as the economy and the credit markets return to health.”

Mr. Gartshore concluded: “While we are pleased to have returned to profitability in the third quarter, we will continue our pursuit of the operating results we expect of ourselves and the shareholder value that our investors deserve.  Nonetheless, our third quarter profit is an important milestone.  While we foresee many challenges, we remain confident regarding First Regional’s future in this difficult time for the Southern California economy.”

First Regional Bancorp is a bank holding company headquartered in Century City. Its subsidiary, First Regional Bank, specializes in providing businesses and professionals with the management expertise of a major bank and the personalized service of an independent.

# # #

This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements, other than statements of historical fact, included herein may constitute forward-looking statements.  Although First Regional believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from First Regional’s expectations include fluctuations in interest rates, inflation, government regulations, and economic conditions and competition in the geographic and business areas in which First Regional conducts its operations.

CONSOLIDATED STATEMENTS OF CONDITION (UNAUDITED)

	(000’s omitted)
As of September 30,	2008	2007

ASSETS:
Cash and due from banks	$24,886	$59,006
Federal funds sold	8,815	0
Cash and cash equivalents	33,701	59,006

Investment securities	26,335	32,069
Federal Home Loan Bank stock - at cost	11,781	8,930
Loans - net	2,247,934	1,950,700
Premises and equipment - net	5,052	5,536
Other real estate owned	4,605	0
Accrued interest receivable and other assets	88,557	53,750

Total assets	$2,417,965	$2,109,991

LIABILITIES AND CAPITAL:
Demand deposits	$369,283	$407,583
Savings deposits	58,774	53,702
Money market deposits	700,453	985,510
Time deposits	916,179	224,994

Total deposits	2,044,689	1,671,789

Funds purchased	0	0
Federal Home Loan Bank advances	90,000	150,000
Subordinated debentures	100,517	100,517
Accrued interest payable and other liabilities	22,004	19,357

Total liabilities	2,257,210	1,941,663

Stated capital	44,882	47,718
Retained earnings	115,881	120,575
Net unrealized gains (losses) on available-for-sale securities	(8)	35

Total capital	160,755	168,328

Total liabilities and capital	$2,417,965	$2,109,991

Book value per share outstanding	$13.59	$14.05

Total shares outstanding	11,829,654	11,979,498

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007

Interest on loans	$37,136	$43,678	$113,389	$126,430
Interest on federal funds sold	105	120	278	332
Interest on investment securities	342	438	1,141	1,164

Total interest income	37,583	44,236	114,808	127,926

Interest on deposits	11,884	13,028	32,388	36,906
Interest on subordinated debentures	1,210	1,727	4,050	5,126
Interest on FHLB advances	750	1,677	4,086	4,871
Interest on other borrowings	1	2	33	11

Total interest expense	13,845	16,434	40,557	46,914

Net interest income	23,738	27,802	74,251	81,012

Provision for loan losses	10,418	900	65,951	1,200

Net interest income after provision for loan losses	13,320	26,902	8,300	79,812

Other operating income	2,393	2,343	10,045	6,750
.	.
Salaries and related benefits	7,815	9,652	25,788	27,300
Occupancy expenses	993	903	2,916	2,684
Other expenses	5,134	4,620	12,637	11,929

Total other operating expenses	13,942	15,175	41,341	41,913

Income before provision for income taxes	1,771	14,070	(22,996)	44,649

Provision for income taxes (benefit)	589	5,997	(10,400)	18,941

Net income (loss)	$1,182	$8,073	$(12,596)	$25,708

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	(000’s omitted)		(000’s omitted)
	Three Months Ended		Nine Months Ended
	September 30		September 30
	2008	2007	2008	2007

Net income per share
Basic	$0.10	$0.67	$(1.07)	$2.11
Diluted	$0.09	$0.62	$(1.07)	$1.98

Average shares outstanding	11,821,961	12,115,113	11,812,896	12,180,854
Diluted average shares	12,759,009	12,951,251	11,812,896	12,969,763

Average equity	$162,179	$167,548	$170,264	$160,372
Average assets	$2,435,671	$2,079,541	$2,361,678	$2,024,781
Return on average equity (%)	2.90	19.12	(9.88)	21.43
Return on average assets (%)	0.19	1.54	(0.71)	1.70
Efficiency ratio (%)	53.35	50.34	49.04	47.76
Number of employees	296	291
Assets per employee (000s)	$8,169	$7,251

CREDIT QUALITY

Beginning reserve for loan losses (000s)	$44,152	$21,123	$22,771	$20,624
Loan loss provisions	10,418	900	65,951	1,200
Loan recoveries	0	0	18	94
Loan chargeoffs	0	0	34,244	50
Net change in allowance for unfunded loan commitments	104	(30)	178	125
Ending reserve for loan losses (000s)	$54,674	$21,993	$54,674	$21,993

Loans Past Due 30-89 days	$20,614	$891

Loans Past Due 90 Days or More	$0	$12
Nonaccrual Loans	28,497	0
Other Real Estate Owned	4,605	0
Nonperforming Assets	$33,102	$12

Nonperforming Assets / Gross Loans + OREO (%)	1.43	0.00
Reserve for Loan Losses / Nonperforming Assets (%)	165.17	183275.00
Reserve for Loan Losses / Gross Loans (%)	2.37	1.11

	(000s omitted)
	For the Three Months Ended September 30,
	2008			2007
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross loans	$2,328,298	$37,136	6.35	$1,935,108	$43,678	8.95
Funds sold	21,434	105	1.95	9,282	120	5.13
Investment securities	26,585	342	5.12	32,072	438	5.42
Total earning assets	$2,376,317	$37,583	6.29	$1,976,462	$44,236	8.88

Deposits	$2,066,357	$11,884	2.29	$1,681,025	$13,028	3.07
Federal Home Loan Bank advances	130,380	750	2.29	128,967	1,677	5.16
Subordinated debentures	100,517	1,210	4.79	93,205	1,727	7.35
Funds purchased	230	1	1.73	485	2	1.64
Total bearing liabilities	$2,297,484	$13,845	2.40	$1,903,682	$16,434	3.42

Net interest spread (1)			3.89			5.46

Net interest margin (2)			3.97			5.58

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

	(000s omitted)
	For the Nine Months Ended September 30,
	2008			2007
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost (%)	Balance	Interest	Yield/Cost (%)

Gross Loans	$2,249,687	$113,389	6.73	$1,878,584	$126,430	9.00
Funds Sold	17,182	278	2.16	7,714	332	5.75
Investment Securities	29,435	1,141	5.18	30,526	1,164	5.10
Total Earning Assets	$2,296,304	$114,808	6.68	$1,916,824	$127,926	8.92

Deposits	$1,883,262	$32,388	2.30	$1,636,438	$36,906	3.02
Federal Home Loan Bank Advances	213,544	4,086	2.56	123,078	4,871	5.29
Subordinated Debentures	100,517	4,050	5.38	92,927	5,126	7.38
Other Borrowings	1,489	33	2.96	261	11	5.63
Total Bearing Liabilities	$2,198,812	$40,557	2.46	$1,852,704	$46,914	3.39

Net Interest Spread (1)			4.22			5.53

Net Interest Margin (2)			4.32			5.65

(1) Net interest spread represents the average yield earned on earning assets less the average cost of bearing liabilities.

(2) Net interest margin represents net interest income divided by average earning assets.

The following is a schedule of the primary components of First Regional Bank’s loan portfolio as of September 30, 2008:

	Disbursed Balance as of September 30, 2008	Percentage of Total

Commercial Real Estate Loans

Construction

Condominium	394,174,000	17.08%
Apartment	32,491,000	1.41%
SFR	105,899,000	4.59%
Office	18,730,000	0.81%
Retail	59,839,000	2.59%
Commercial/Industrial	0	0.00%
Mixed Use	53,108,000	2.30%
Other (Hotel/Motel)	24,556,000	1.06%

Total	688,797,000	29.84%

Mini Perm/Bridge

Apartment	523,971,000	22.70%
SFR	0	0.00%
Office	87,427,000	3.79%
Retail	157,196,000	6.81%
Commercial/Industrial	37,640,000	1.63%
Mixed Use	110,292,000	4.78%
Other (Hotel/Motel)	150,765,000	6.53%

Total	1,067,291,000	46.24%

Land Loans by County

California Counties
Los Angeles	166,134,000	7.20%
Orange	26,794,000	1.16%
Riverside	15,491,000	0.67%
San Bernardino	13,939,000	0.60%
San Diego	12,373,000	0.54%
Other	10,901,000	0.47%

California Total	245,632,000	10.64%

		Disbursed Balance as of September 30, 2008	Percentage of Total

	Other States	25,402,000	1.10%

	Total Land Loans	271,034,000	11.74%

	Government Guaranteed Loans	1,490,000	0.06%

	Total Real Estate Loans	2,028,612,000	87.89%

	Commercial Non-Real Estate Secured Loans	279,543,000	12.11%

	Total Loans	2,308,155,000	100.00%

Less	- Allowance for loan losses	54,674,000

	- Deferred loan fees	5,547,000

	Net loans	2,247,934,000